UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Awards under 2008 Incentive-based Compensation Plan

On January 15, 2008, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a 2008 Incentive-Based Compensation Plan (the “Plan”) which the Company reported in its Current Report on Form 8-K filed on January 22, 2008.  The Company’s Chief Executive Officer, Chief Financial Officer and other executive officers named in the Company’s public filings, as well as managers and key employees of the Company, are participants in the Plan.  As reported, the Plan provides for the possibility of awards of long-term equity-based compensation to participants.  On March 14, 2008, the Committee approved the award of a total of 506,000 restricted stock units (“RSUs”), payable by issuance of one share of the Company’s common stock for each unit upon vesting and settlement of withholding tax obligations.  The RSUs vest fifty percent (50%) after three years and an additional twenty-five percent (25%) of the original award each at the fourth and fifth-year anniversaries of the awards, so long as the participant is employed by the Company on the vesting date.  Vesting of the RSUs will accelerate upon a change of control or sale of the Company.  Under the Plan, Paul Lehr (Chief Operating Officer) and Stephen Beshara (Chief Branding Officer) each were awarded 75,000 RSUs, J. Miguel Fernandez de Castro (Chief Financial Officer) was awarded 60,000 RSUs and James A. Cochran (former Chief Financial Officer) was awarded 30,000 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell
Vice President and General Counsel

Date:  March 18, 2008